UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):        March 4, 2008
                                                      ____________________

Exact Name of Registrant as
  Specified in Its Charter:                  CALAMP CORP.
                                ___________________________________


          DELAWARE                        0-12182              95-3647070
 _____________________________          ____________         _____________
State or Other Jurisdiction of          Commission          I.R.S. Employer
Incorporation or Organization          File Number        Identification No.



Address of Principal Executive Offices:     1401 N. Rice Avenue
                                            Oxnard, CA 93030
                                           _________________________

Registrant's Telephone Number, Including
 Area Code:                                    (805) 987-9000
                                             _________________________

Former Name or Former Address,
 if Changed Since Last Report:                       Not applicable
                                             _____________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

	(a),(b) Departure of a director; departure of the principal executive officer

	On March 4, 2008, CalAmp Corp. ("CalAmp," or the "Company") announced the resignation of Fred Sturm from his positions as President and Chief Executive Officer and as a Director of CalAmp, effective March 4, 2008.

	(c)  Appointment of a new principal executive officer

	Effective March 4, 2008 the CalAmp Board of Directors appointed Richard Gold to serve as the Company's President and Chief Executive Officer. Mr.
Gold will continue to serve on the Board of Directors of CalAmp, but he will no longer be the Chairman of the Board.

	Mr. Gold, age 53, has been serving as a member of the Company's Board of Directors since December 2000 and has served as Chairman of the Company's Board of Directors since July 2004. From May 2004 to March 2008, Mr. Gold was a Managing Director of InnoCal Venture Capital. He served as President and Chief Executive Officer of Nova Crystals, Inc., a supplier of optical sensing equipment, from December 2002 until May 2004. From June 2002 to July 2003, he was Chairman of Radia Communications, Inc., a supplier of wireless communications semiconductors.

	Pursuant to an employment agreement between the Company and Mr. Gold, effective March 4, 2008 (the "Agreement"), Mr. Gold's employment with the Company as its President and Chief Executive is on an at-will basis and will commence on March 4, 2008. The initial term of the Agreement will expire on March 4, 2009 (the "Initial Term"), but the Agreement will automatically extend for one-year consecutive terms unless either the Company or Mr. Gold gives notice of termination at least 30 days prior to the end of the then current term. Mr. Gold's initial base salary is $425,000 per year. Mr. Gold will be eligible to participate in the Company's performance based short-term incentive compensation program at a target of 80% of base salary with performance metrics to be established in accordance with the terms of the program. Mr. Gold will be entitled to participate in all group insurance, health, disability and similar plans offered by the Company. If the Company terminates the employment of Mr. Gold without cause (as determined under the Agreement) prior to the end of the Initial Term, then Mr. Gold will be entitled to receive his base salary, less standard withholdings for tax and social security purposes, payable over the 24 month period following the date of termination in monthly pro rata payments. If the Company terminates the employment of Mr. Gold without cause after the Initial Term, then the number of months in which Mr. Gold will be entitled to receive his base salary, less standard withholdings for tax and social security purposes, will be reduced by one month for each month of service after the Initial Term until Mr. Gold has completed 30 months of employment at the Company; provided, that in no event shall Mr. Gold be paid less than six months of his then base salary.
In either case, if Mr. Gold is terminated without cause, he will also be entitled to the accrued portion of any vacation earned, less standard withholdings for tax and social security purposes.

	 Mr. Gold was granted 200,000 shares of restricted common stock on February 29, 2008, his first day of employment with the Company, and was granted options to purchase 300,000 shares of the Company's common stock upon becoming President and Chief Executive Officer on March 4, 2008. The exercise price of the options is the price of the Company's common stock at market close on the day of the grant. These equity awards will vest at a rate of 25% per year from the date of grant.

	In the event the Agreement is terminated (or not renewed) without cause, fifty percent (50%) of Mr. Gold's then unvested equity awards granted to him following his employment with the Company would become vested. If the Company experiences a change of control (as defined in the Agreement) and the Agreement is terminated (or not renewed) without cause within a year of such change of control, then seventy-five percent (75%) of Mr. Gold's then unvested equity awards granted to him following his employment with the Company would become vested.

	Other than his compensation arrangements relative to his employment, the Company is not aware of any transactions or any proposed transactions in which the Company or any of its subsidiaries was or is to be a participant, and in which Mr. Gold or any member of his immediate family had, or will have, a direct or indirect material interest. Mr. Gold has no family relationships with any director or executive officer of the Company.

	The information contained in the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

	As stated, Mr. Gold will continue to serve on the Company's Board of Directors, but he has agreed to resign from his position as Chairman of the Board of Directors. Frank Perna, Jr., a member of the Board of Directors since May 2000, has been elected to serve as the Chairman of the Board of Directors.

      Following the appointment of Mr. Gold as the Company's new President and Chief Executive Officer, Mr. Gold no longer is independent within the meanings of Rules 4200 and 4350 of the NASDAQ Marketplace Rules.
Accordingly, Mr. Gold has resigned his membership on the Company's Audit Committee and his membership and chairmanship on the Company's Governance and Nominating Committee. Thomas Pardun has been appointed by the Board of Directors to replace Mr. Gold on the Company's Audit Committee and to serve as the Chairman of the Governance and Nominating Committee.

	(e)  Agreement with principal executive officer

	In connection with Mr. Sturm's resignation as the Company's President and Chief Executive Officer, the Company has agreed to pay Mr. Sturm as separation pay a lump sum of $207,500 and has also agreed to continue to pay Mr. Sturm his current salary on a monthly basis over the next 18 months. In addition, the Company has agreed, among other things, to (i) accelerate the vesting of 60,000 shares of restricted common stock, which were previously granted to Mr. Sturm, (ii) allow him to continue to participate in the Company's group medical and dental insurance program for the next six months at the Company's expense, (iii) reimburse him for up to $20,000 in documented expenses for the services of an outplacement consulting firm and (iv) allow him to retain the Company laptop computer, desktop computer and cell phone he currently is using. The Company expects to take a charge of approximately $1,020,000 in the fourth quarter of fiscal year 2008 for the expenses associated with Mr. Sturm's resignation.

	The terms of Mr. Sturm's severance are more fully described in the letter agreement between the Company and Mr. Sturm, dated March 4, 2008, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01.  Other Events.

	On February 29, 2008, the Company's Board of Directors, consistent with
Section 3.02 of the Company's Bylaws, elected to reduce the number of directors serving on the Company's Board of Directors from six to five
effective with Mr. Sturm's resignation as a director.   In addition, the
Company's Board of Directors has reduced the number of directors serving on its Governance and Nominating Committee from three to two.

Item 9.01.  Financial Statements and Exhibits.

Exhibits. The following exhibits are filed or furnished, as the case may be, with this Current Report on Form 8-K:

Exhibit No.    Description

   10.1 Employment Agreement between the Company and Richard Gold, effective March 4, 2008.

   10.2        Letter Agreement between the Company and Fred Sturm, dated
               March 4, 2008.

   99.1        Press Release dated March 4, 2008.

	The information contained in Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

	Portions of this report may constitute "forward-looking statements" as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities
Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company's performance is contained in the Company's filings with the Securities and Exchange Commission.

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                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       CALAMP CORP.



       March 4, 2008	           By:   /s/ Richard K. Vitelle
    ___________________                _________________________
          Date                          Richard K. Vitelle,
                                        Vice President-Finance
                                        (Principal Financial Officer)